UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 17, 2009 Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

104 Swallow Hill Drive Barnstable, Massachusetts 02630 USA
(Address and telephone number of principal executive offices) (Zip Code)

(508) 362-4420 Registrant’s telephone number, including area code

225 Marine Drive, Suite 210
Blaine, Washington  98230  USA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers

(b) On February 13, 2009, Gregory Leigh Lyons resigned as the President, Secretary, Treasurer and Director from American Petro-Hunter Inc. (the “Company”).

(c)(i) On February 13, 2009, the Board appointed John J. Lennon as President, Secretary and Treasurer of the Company to fill the vacancy created by the resignation of Mr. Lyons.

From May 30, 2008, Mr. Lennon has served as Treasurer and VP of Finance of Brite-Strike Tactical Illumination Products, Inc., President of LED Power Group, Inc. from December 2008, President of Chamberlain Capital Partners from 2004, Director of American Durahomes from 2006 and Treasurer/Director/VP of Finance of US Starcom from 2005-2007. Chamberlain Capital Partners assists companies in the area of maximizing shareholder value through increased sales, cost reduction and refined business strategy. Mr. Lennon has also assisted companies in obtaining debt financing, private placements or other methods of funding. He is responsible for corporate reporting, press releases, and funding related initiatives for American Durahomes, a private corporation, and previously for US Starcom, a public entity. On December 31, 2007, Mr. Lennon was appointed Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and director of Explortex Energy Inc., a publicly reporting company, which is a natural resource exploration company engaged in the participation in drilling of oil and gas in the United States. From 1987 to 2004, Mr. Lennon served as Senior Vice President of Janney Montgomery Scott, Osterville, MA, Smith Barney and Prudential Bache Securities, managing financial assets for high net worth individuals.

Mr. Lennon currently serves on the Board of Directors of Brite-Strike Tactical Illumination Products, Inc. and LED Power Group, Inc.

Mr. Lennon has not previously held any positions with the Company and there have been no related party transactions between Mr. Lennon and the Company.  Mr. Lennon has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

(d) On February 13, 2009, the Board appointed Mr. Lennon as a new member of the Board of Directors of the Company. Mr. Lennon is expected to be appointed to one or more committees of the Board at future meetings, but currently serves on no committee. For more information, please refer to (c)(i) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC., a Nevada Corporation

Dated: February 17, 2009	By:	/s/ John J. Lennon
John J. Lennon, President